Exhibit 99.1

News Release

Investor Relations: Sara Gubins, +1 646 283 7571; sara.gubins@nielsen.com

Media Relations: Connie Kim, +1 240 274 9999; connie.kim@nielsen.com

Nielsen Reports 2nd Quarter 2022 Results

●	Revenues of $882 million increased 2.4% on a reported basis, 4.0% on a constant currency basis & 4.5% organic constant currency

●	Net income per share of $0.30 (diluted, from continuing operations); Adjusted EPS of $0.46

●	Reiterating full year 2022 financial guidance initially provided on February 28, 2022 for all key metrics

●	On track to deliver Nielsen ONE, our transformative single cross-media measurement solution, in 2022

New York – July 27, 2022 – Today, Nielsen Holdings plc (NYSE: NLSN) announced its results for the quarter ended June 30, 2022. The company is reiterating its full year 2022 guidance ranges for all key metrics.

David Kenny, Chief Executive Officer, commented, “Our teams executed well and delivered strong second quarter results despite an increasingly uncertain macroeconomic backdrop. As the global media landscape continues to evolve, we are innovating in our client solutions and this includes the tremendous progress we’ve made on Nielsen ONE, our transformative cross-media solution. As planned, we will bring cross-media ad measurement to market by December 2022 and we’re adding in new features, such as advanced audiences and outcomes measurement, in alignment with the needs of advertisers and agencies. Nielsen remains the currency of choice for the U.S media industry, which was evidenced in this year’s upfronts. We also completed the vast majority of success criteria required for re-accreditation of our U.S. TV ratings services, and expect to be ready for a vote by Media Rating Council members later this year. With an unmatched position delivering value to clients worldwide across our three essential solutions, we are executing on our mission to power a better media future for all people.”

Second Quarter 2022 Results

Unless indicated otherwise, the results referenced in this press release relate to Nielsen’s continuing operations.  Beginning in the first quarter of 2021, our Global Connect business was sold and therefore reclassified as discontinued operations for all periods presented. For comparability, non-GAAP metrics in the prior year have been adjusted to exclude certain interest costs, as if the sale of Global Connect and resulting de-levering occurred on January 1, 2021.

●	Second quarter revenues of $882 million increased 2.4% on a reported basis, 4.0% on a constant currency basis, and 4.5% on an organic constant currency basis compared to the prior year period.
o

Measurement revenues of $644 million increased 2.4% on a reported basis, 3.4% on a constant currency basis, and 4.2% on an organic constant currency basis compared to the prior year period, with overall solid growth, driven by strength in national and digital measurement products in the US, and in international markets.

o

Impact / Content revenues of $238 million increased 2.6% on a reported basis, 5.8% on a constant currency basis, and 5.4% on an organic constant currency basis compared to the prior year period, largely driven by solid growth in Content.

●

Net income from continuing operations attributable to Nielsen shareholders for the second quarter was $110 million, compared to $86 million in the second quarter of 2021. Net income from continuing operations per share on a diluted basis for the second quarter was $0.30, compared to $0.24 for the second quarter of 2021. Net income from continuing operations was primarily driven by revenue growth and lower taxes, offset in part by the return of the temporary cost savings realized in the prior year from actions taken in response to the COVID-19 pandemic and continued investment in our products and services. In addition, the second quarter of 2021 was negatively impacted by the write-off of previously capitalized deferred financing fees in conjunction with debt refinancing.

●	Reported EPS on a diluted basis of $0.31 includes EPS of $0.30 from continuing operations.
●	Adjusted EPS was $0.46 for the second quarter, compared to $0.43 per share in the prior year period, primarily reflecting lower tax expense.
●	Adjusted EBITDA was $371 million, compared to $370 million in the second quarter of 2021, up 0.3% on a reported basis and 0.8% on a constant currency basis, as compared to the prior year.

●

Adjusted EBITDA margin of 42.1% decreased 91 basis points on a reported basis, or 134 basis points on a constant currency basis, compared to the prior year, reflecting the return of the temporary cost savings realized in the prior year from actions taken in response to the COVID-19 pandemic and continued investment in our products and services, partially offset by our revenue performance.

●

Reported results were impacted by weaker currencies versus the dollar during the second quarter, which had a 160 basis point negative impact on reported revenue growth and a 50 basis point negative impact on adjusted EBITDA growth.

●	Cash flow from operations increased to $265 million, compared to $213 million in the prior year, primarily driven by lower working capital outflows in the second quarter of 2022.
●	Net capital expenditures increased to $73 million compared to $72 million in the prior year.
●

Free cash flow was $192 million compared to $190 million in the prior year. Free cash flow in the second quarter of 2021 has been adjusted to exclude certain interest costs and to exclude separation-related costs.

Financial Position

At June 30, 2022, we had cash and cash equivalents of $621 million and gross debt of $5.614 billion, resulting in net debt of $4.993 billion and a net debt leverage ratio of 3.38x.

Dividend

On July 14, 2022, our Board of Directors declared a quarterly dividend of $0.06 per share of Nielsen’s common stock. The $22 million estimated dividend is payable on September 2, 2022 to shareholders of record at the close of business on August 18, 2022.

2022 Full Year Guidance

The Company is reiterating full year 2022 guidance initially provided on February 28, 2022. Guidance excludes costs that are related to and/or contingent on the closing of the Proposed Transaction (as described below).

The Company continues to expect year-over-year margin expansion in the second half of the year, which includes year-over-year compression in the third quarter due to continued investment in our products and services, with expansion in the fourth quarter as revenue growth accelerates, supported by growth initiatives.

Proposed Transaction with Consortium of Private Investment Funds

On March 28, 2022, we entered into a definitive agreement (the “Transaction Agreement”) to be acquired by Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. (collectively, the “Purchasing Entities,” and the transaction, the “Proposed Transaction”) by way of a scheme of arrangement (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme) under Part 26 of the United Kingdom Companies Act 2006. The Purchasing Entities are controlled by a consortium of private investment funds led by Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners. The Transaction Agreement provides that at the effective time of the Proposed Transaction, all ordinary shares will be transferred from our shareholders to Neptune BidCo US Inc. in accordance with the provisions of the Scheme and the laws of England and Wales, and that Scheme Shareholders will receive the consideration of $28.00 in cash, without interest, per ordinary share. The Proposed Transaction is subject to approval by our shareholders, regulatory approvals, consultation with the works council and other customary closing conditions. The Proposed Transaction will also be subject to UK court approval of the Scheme. On July 8, 2022, we filed a definitive proxy statement with the U.S. Securities and Exchange Commission to convene two shareholder meetings scheduled for August 9, 2022 to vote on certain proposals with respect to the Proposed Transaction. At the Court Meeting (which is convened by the High Court of Justice in England and Wales pursuant to U.K. law to which we are subject), shareholders will vote on whether to approve the Proposed Transaction. At the Special Meeting (which will immediately follow the Court Meeting), shareholders will vote on related proposals to carry the Proposed Transaction into effect. Alternatively to the Scheme, pursuant to the Transaction Agreement, the parties may elect instead to complete the Proposed Transaction pursuant to an agreed-upon tender offer. If the closing conditions are met, the Proposed Transaction is expected to close in the second half of 2022.

As a result of the Proposed Transaction, the Company will not host an earnings conference call to discuss its second quarter results.

Forward-looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the “2022 Full Year Guidance”, Nielsen ONE and the Proposed Transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding “2022 Full

Year Guidance”, Nielsen ONE and the Proposed Transaction. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Proposed Transaction that could reduce anticipated benefits or cause the parties to abandon the Proposed Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, the possibility that Nielsen shareholders may not approve the Proposed Transaction, the risk that the parties to the Transaction Agreement may not be able to satisfy the conditions to the Proposed Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Proposed Transaction, the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of Nielsen ordinary shares, the risk of any unexpected costs or expenses resulting from the Proposed Transaction, the risk of any litigation relating to the Proposed Transaction, the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending Proposed Transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s other disclosure filings and materials, which you can find on www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen shapes the world's media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.

Condensed Consolidated Financial Statements

The following sets forth our unaudited financial statements for the periods indicated:

●	Condensed Consolidated Statements of Operations
●	Condensed Consolidated Balance Sheets
●	Condensed Consolidated Statements of Cash Flows

These financial statements are unaudited, but in our opinion contain all of the adjustments necessary for a fair presentation in accordance with U.S. GAAP. Given the sale of our Global Connect business in the first quarter of 2021, Global Connect amounts are presented in separate discontinued operations line items in the Statements of Operations and in the Balance Sheets. The Condensed Consolidated Statement of Cash Flows presents combined cash flows from continuing operations with cash flows from discontinued operations within each cash flow statement category.

Results of Operations

The following table sets forth, for the periods indicated, the amounts included in our condensed consolidated statements of operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)	2022	2021	2022	2021
Revenues	$882	$861	$1,759	$1,724
Cost of revenues, exclusive of depreciation and amortization shown separately below	327	292	641	569
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	213	218	437	424
Depreciation and amortization	127	126	257	253
Restructuring charges	2	6	14	6
Operating income	213	219	410	472
Interest expense, net	67	69	133	149
Other expense/(income), net	1	26	(8)	30
Income from continuing operations before income taxes and equity in net income of affiliates	145	124	285	293
Provision for income taxes	33	36	66	96
Equity in net income of affiliates	—	—	(4)	—
Net income from continuing operations	112	88	223	197
Net income/(loss) from discontinued operations, net of income taxes	1	(10)	5	457
Net income	113	78	228	654
Net income attributable to noncontrolling interests	2	2	12	5
Net income attributable to Nielsen shareholders	$111	$76	$216	$649
Net income per share of common stock, basic
Net income from continuing operations attributable to Nielsen shareholders	$0.31	$0.24	$0.59	$0.54
Net income/(loss) from discontinued operations attributable to Nielsen shareholders	$0.00	$(0.03)	$0.01	$1.28
Net income attributable to Nielsen shareholders	$0.31	$0.21	$0.60	$1.81
Net income per share of common stock, diluted
Net income from continuing operations attributable to Nielsen shareholders	$0.30	$0.24	$0.58	$0.53
Net income/(loss) from discontinued operations attributable to Nielsen shareholders	$0.00	$(0.03)	$0.01	$1.27
Net income attributable to Nielsen shareholders	$0.31	$0.21	$0.60	$1.80
Weighted-average shares of common stock outstanding
Basic	359,776,182	358,620,131	359,654,815	358,287,878
Diluted	361,575,601	360,417,035	361,119,912	360,308,625

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In millions, except share and per share data)	2022	2021
	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$621	$380
Trade and other receivables, net	517	517
Prepaid expenses and other current assets	254	243
Total current assets	1,392	1,140
Non-current assets
Property, plant and equipment, net	248	273
Operating lease right-of-use asset	123	144
Goodwill	5,577	5,599
Other intangible assets, net	3,380	3,462
Deferred tax assets	44	55
Other non-current assets	146	147
Total assets	$10,910	$10,820
Liabilities and equity:
Current liabilities
Accounts payable and other current liabilities	$497	$478
Deferred revenues	140	131
Income tax liabilities	13	13
Current portion of long-term debt, finance lease obligations and short-term borrowings	31	35
Total current liabilities	681	657
Non-current liabilities
Long-term debt and finance lease obligations	5,583	5,591
Deferred tax liabilities	511	561
Operating lease liabilities	117	126
Other non-current liabilities	358	389
Total liabilities	7,250	7,324
Commitments and contingencies
Equity:
Shareholders’ equity
Common stock, €0.07 par value, 1,185,800,000 shares authorized, 359,834,341 and 359,267,580 shares issued and 359,834,341 and 359,267,535 shares outstanding at June 30, 2022 and December 31, 2021, respectively	32	32
Additional paid-in capital	4,243	4,273
Retained earnings/(accumulated deficit)	(37)	(253)
Accumulated other comprehensive loss, net of income taxes	(764)	(738)
Total shareholders’ equity	3,474	3,314
Noncontrolling interests	186	182
Total equity	3,660	3,496
Total liabilities and equity	$10,910	$10,820

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,
(In millions)	2022	2021
Operating Activities
Net income from continuing operations	$223	$197
Net income/(loss) from discontinued operations	5	(85)
Gain on disposal of Connect, net of tax, within discontinued operations	-	542
Net income	228	654
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Share-based compensation expense	18	17
Gain on disposal of Connect, net of tax, within discontinued operations	-	(542)
Currency exchange rate differences on financial transactions and other	(8)	37
Equity in net income of affiliates, net of dividends received	(3)	-
Depreciation and amortization	257	289
Changes in operating assets and liabilities, net of effect of businesses acquired and divested:
Trade and other receivables, net	4	(57)
Prepaid expenses and other assets	22	(62)
Accounts payable and other current liabilities and deferred revenues	24	(134)
Other non-current liabilities	(16)	(28)
Interest payable	(2)	(4)
Income taxes	(40)	(2)
Net cash provided by operating activities	484	168
Investing Activities
Acquisitions of subsidiaries and affiliates, net of cash acquired	(6)	-
Proceeds from the sale of subsidiaries and affiliates, net	1	2,279
Additions to property, plant and equipment and other assets	(26)	(22)
Additions to intangible assets	(129)	(139)
Proceeds from the sale of property, plant and equipment and other assets	-	3
Other investing activities	(2)	(1)
Net cash (used in)/provided by investing activities	(162)	2,120
Financing Activities
Proceeds from the issuance of debt, net of issuance costs		1,232
Repayment of debt	-	(3,632)
Cash dividends paid to shareholders	(43)	(43)
Payments related to tax withholding for share-based payment arrangements	(6)	(9)
Proceeds from employee stock purchase plan	1	1
Finance leases	(18)	(27)
Other financing activities	(8)	(6)
Net cash used in financing activities	(74)	(2,484)
Effect of exchange-rate changes on cash and cash equivalents	(7)	(4)
Net increase/(decrease) in cash and cash equivalents	241	(200)
Cash and cash equivalents at beginning of period	380	610
Cash and cash equivalents at end of period	$621	$410
Supplemental Cash Flow Information
Cash paid for income taxes	$106	$76
Cash paid for interest, net of amounts capitalized	$136	$161

Certain Non-GAAP Measures

We report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). We use non-GAAP financial measures discussed below to monitor and evaluate our results of operations, financial condition, liquidity and indebtedness. We believe that the presentation of these non-GAAP measures provides useful supplemental information to investors that will allow them to evaluate our results using the same measures that management uses to measure and monitor performance and to facilitate period-to-period comparisons. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, we have determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered in isolation from, or as an alternative to financial information presented in accordance with GAAP. The non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies.

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income.

Organic Constant Currency Presentation

We define organic constant currency revenue as constant currency revenue excluding the net effect of business acquisitions and divestitures over the past 12 months. Refer to the Constant Currency Presentation section above for the definition of constant currency. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis and organic constant currency basis for the three months ended June 30, 2022.

(In millions) (Unaudited)	Reported			Constant Currency		Organic Constant Currency
	6/30/2022	6/30/2021	% Variance	6/30/2021	% Variance	6/30/2022	6/30/2021	% Variance
Measurement	$644	$629	2.4%	$623	3.4%	$644	$618	4.2%
Impact / Content	238	232	2.6%	225	5.8%	236	224	5.4%
Total	$882	$861	2.4%	$848	4.0%	$880	$842	4.5%

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis and organic constant currency basis for the six months ended June 30, 2022.

(In millions) (Unaudited)	Reported			Constant Currency		Organic Constant Currency
	6/30/2022	6/30/2021	% Variance	6/30/2021	% Variance	6/30/2022	6/30/2021	% Variance
Measurement	$1,289	$1,261	2.2%	$1,251	3.0%	$1,289	$1,239	4.0%
Impact / Content	470	463	1.5%	453	3.8%	466	449	3.8%
Total	$1,759	$1,724	2.0%	$1,704	3.2%	$1,755	$1,688	4.0%

The below table presents a reconciliation of Net Income from Continuing Operations, less net income attributable to noncontrolling interest, and Adjusted EBITDA on a reported basis to a constant currency basis for the three months ended June 30, 2022.

(In millions) (Unaudited)	Reported			Constant Currency
	6/30/2022	6/30/2021	% Variance	6/30/2021	% Variance
Net income from continuing operations attributable to Nielsen shareholders	$110	$86	27.9%	$85	29.4%
Adjusted EBITDA	$371	$370	0.03%	$368	0.08%

The below table presents a reconciliation of Net Income from Continuing Operations, less net income attributable to noncontrolling interest, and Adjusted EBITDA on a reported basis to a constant currency basis for the six months ended June 30, 2022.

(In millions) (Unaudited)	Reported			Constant Currency
	6/30/2022	6/30/2021	% Variance	6/30/2021	% Variance
Net income from continuing operations attributable to Nielsen shareholders	$211	$192	9.9%	$191	10.5%
Adjusted EBITDA	$743	$758	(2.0)%	$755	(1.6)%

Adjusted EBITDA

Internally management uses Adjusted EBITDA, a non-GAAP measure to monitor and evaluate our financial performance, as a metric in our incentive compensation programs and to compare our results to those of our competitors.

We define Adjusted EBITDA as net income or loss from continuing operations of our condensed consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our condensed consolidated statements of operations, as well as certain other items that arise outside the ordinary course of our continuing operations specifically described below. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

Impairment of goodwill and other long-lived assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived assets.  We believe that the exclusion of these impairments, which are non-cash, allows for a meaningful measure that increases period-to-period comparability.

Share-based compensation expense: We exclude the impact of costs relating to share-based compensation. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted. We believe that the exclusion of share-based compensation expense, which is typically non-cash, allows for a meaningful measure that increases period-to-period comparability.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges to allow for a meaningful measure that increases period-to-period comparability.  Furthermore, we exclude these expenses as we believe these expenses in any specific period may not directly correlate to the underlying performance of our business.

Other non-operating (income)/expense, net: We exclude foreign currency exchange transaction gains and losses, primarily related to intercompany financing arrangements, as well as other non-operating income and expense items, such as gains and losses recorded on business combinations or dispositions, sales of investments, net (income)/loss attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing. We exclude these non-operating income and expense items as we believe these items in any specific period may not directly correlate to the underlying performance of our business.

Other items: We exclude certain expenses and gains that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements and related fees, acquisition related expenses, business optimization costs and other transaction costs. We believe excluding these items allows for a meaningful measure that increases period to period comparability.

Adjusted Earnings per Share

We define Adjusted Earnings per Share as net income attributable to Nielsen shareholders from continuing operations per share (diluted) from our consolidated statements of operations, excluding depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense, other non-operating items from our consolidated statements of operations, certain other items considered unusual or non-recurring in nature, adjusted for income taxes related to these items. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operating performance.

The below table presents reconciliations from net income to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(In millions)	2022	2021	2022	2021
Net income from continuing operations	$112	$88	$223	$197
Less: Net income attributable to noncontrolling interests	2	2	12	5
Net income from continuing operations attributable to Nielsen shareholders	110	86	211	192
Interest expense, net	67	69	133	149
Provision for income taxes	33	36	66	96
Depreciation and amortization	127	126	257	253
EBITDA	337	317	667	690
Equity in net income of affiliates	-	-	(4)	-
Other non-operating expense, net	3	28	4	35
Restructuring charges(1)	2	6	14	6
Share-based compensation expense	10	9	18	16
Other items(2)	19	10	44	11
Adjusted EBITDA	$371	$370	$743	$758

(1)	Restructuring charges in all periods presented primarily consist of real estate consolidation.
(2)

For the three and six months ended June 30, 2022, other items primarily consist of business optimization costs and transaction related costs, including costs related to the Proposed Transaction. For the three and six months ended June 30, 2021, other items primarily consist of business optimization costs and transaction related costs.

The below table presents reconciliations from diluted net income per share to Adjusted Earnings per Share for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(In millions)	2022	2021	2022	2021
Net income from continuing operations attributable to Nielsen shareholders per share of common stock, diluted	$0.30	$0.24	$0.58	$0.53
Depreciation and amortization associated with acquisition-related tangible and intangible assets	0.10	0.11	0.20	0.22
Restructuring (1)	0.01	0.02	0.04	0.02
Share-based compensation	0.03	0.02	0.05	0.04
Other non-operating (income)/expense, net	-	0.07	(0.02)	0.08
Other items (2)	0.05	0.03	0.12	0.03
Interest adjustment(3)	-	-	-	0.04
Tax effect of above items	(0.04)	(0.06)	(0.09)	(0.11)
Discrete tax benefit	0.01	0.01	0.01	0.05
Adjusted earnings per share	$0.46	$0.43	$0.91	$0.90

(1)	Restructuring charges in all periods presented primarily consist of real estate consolidation.
(2)

For the three and six months ended June 30, 2022, other items primarily consist of business optimization costs and transaction related costs, including costs related to the Proposed Transaction. For the three and six months ended June 30, 2021, other items primarily consist of business optimization costs and transaction related costs.

(3)	As if the Global Connect sale and resulting de-leveraging occurred on January 1, 2021.

Free Cash Flow

We define free cash flow as net cash provided by operating activities, less capital expenditures, net. We believe providing free cash flow information provides valuable supplemental liquidity information regarding the cash flow that may be available for discretionary use by us in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash flow does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash flow. Key limitations of the free cash flow measure include the assumptions that we will be able to refinance our existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not a presentation made in accordance with GAAP. The following table presents a reconciliation from consolidated net cash provided by operating activities to free cash flow. Free cash flow is presented as if the Global Connect transaction and resulting de-levering occurred on January 1, 2021. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the free cash flow results.

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(In millions)	2022	2021	2022	2021
Consolidated net cash used in operating activities	$265	$213	$484	$168
Less: Capital expenditures, net	73	72	155	158
Consolidated free cash flow	192	141	329	10
Less: Discontinued operations free cash flow	-	(20)	-	(258)
Free cash flow from continuing operations	192	161	329	268
Interest adjustment(1)	-	20	-	24
Separation-related cash costs (2)	-	9	-	13
Free cash flow	$192	$190	$329	$305

(1)	Reflects an adjustment to interest payments assuming the Global Connect transaction and the resulting de-levering occurred on January 1, 2021.
(2)	Primarily includes capital expenditures to position Nielsen to be a standalone company.

Net Debt and Net Debt Leverage Ratio

The net debt leverage ratio is defined as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the 12 months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. The calculation of net debt and the net debt leverage ratio as of June 30, 2022 is as follows:

(In millions) (Unaudited)
Gross debt as of June 30, 2022	$5,614
Less: Cash and cash equivalents as of June 30, 2022	(621)
Net debt as of June 30, 2022	$4,993
Adjusted EBITDA for the year ended December 31, 2021	$1,491
Less: Adjusted EBITDA for the six ended June 30, 2021	(758)
Add: Adjusted EBITDA for the six months ended June 30, 2022	743
Adjusted EBITDA for the twelve months ended June 30, 2022	$1,476
Net debt leverage ratio as of June 30, 2022	3.38x